Exhibit 99.1

Immediate Release

  Resources Connection, Inc. Announces Promotion of Kate Duchene to President and CEO

IRVINE, Calif., December 20, 2016 – Resources Connection, Inc. (NASDAQ: RECN), today announced the promotion of Kate W. Duchene to President and Chief Executive Officer (“CEO”), effective December 19, 2016. Ms. Duchene has served as the Company’s Interim CEO since October 5, 2016 when Anthony Cherbak announced his unexpected retirement as CEO due to health considerations.

“The Board formed a Search Committee in October which established a search strategy and interviewed both internal and external candidates, including Ms. Duchene, for the permanent CEO role,” said A. Robert Pisano, a member of the Company’s Board of Directors and its Lead Independent Director as well as member of the Board’s Search Committee. “After thorough consideration and discussion, and recognizing Ms. Duchene’s strong performance during her term as Interim CEO, the Board unanimously agreed Ms. Duchene brings the leadership, integrity and innovative thinking necessary for the Company’s continued success and growth.”

Ms. Duchene, 53, joined the Company in 1999, serving as Chief Legal Officer, Executive Vice President, Human Resources and Secretary, since 2000. As a member of the executive team over the past 17 years, she developed strategy and made business decisions across RGP’s global platform. In 2012, Ms. Duchene assumed leadership and financial responsibility for the Company’s legal consulting business. She is a graduate of Stanford University and received her law degree from New York University School of Law.

Ms. Duchene stated, “I joined RGP because I wanted to be a part of a company with engaged and smart people dedicated to helping business and other organizations improve and grow. In this new role, I plan to build on the foundation that Don Murray and Tony Cherbak established. I believe that the best way to do this is to continue to do outstanding work for our clients. Our people are second to none. Within our organization, we have former CFO’s and other top corporate executives, former international law firm partners and in-house Fortune 500 legal counsel, and former executives from Big 4 accounting and major consulting firms. I am convinced we can make an even more impactful contribution to existing and prospective clients and provide a broader depth of services. The pace of change increases every day. Companies need to tap into accomplished and experienced talent to solve problems and execute their most important initiatives. During my time here at RGP, we have expanded our services from the interim/staffing arena to become a true project execution partner for the Fortune 500 and middle market companies alike. I believe our greatest years are yet ahead. I am very honored to lead RGP at this time.”

“We are delighted to welcome Kate into this new role with the Company,” said Donald B. Murray, Chairman of the Board of Directors. “Her abilities to collaborate, inspire and initiate change will serve the Company well.”

ABOUT RGP

RGP, the operating subsidiary of Resources Connection, Inc. (NASDAQ: RECN), is a multinational business consulting firm that helps leaders execute internal initiatives. Partnering with business leaders, we drive internal change across all parts of a global enterprise – accounting; finance; governance, risk and compliance management; corporate advisory, strategic communications and restructuring; information management; human capital; supply chain management; and legal and regulatory.

RGP was founded in 1996 within a Big Four accounting firm. Today, we are a publicly traded company with over 3,300 professionals, annually serving over 1,800 clients around the world from 68 practice offices.

Headquartered in Irvine, California, RGP has served 86 of the Fortune 100 companies.

The Company is listed on the NASDAQ Global Select Market, the exchange’s highest tier by listing standards. More information about RGP is available at http://www.rgp.com. (RECN-F)

Analyst Contact:	Media Contact:
Herb Mueller, Chief Financial Officer	Michael Sitrick, CEO Sitrick Group
(US+) 1-714-430-6500	(US+) 1-310-788-2850
herb.mueller@rgp.com	mike_sitrick@sitrick.com

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “remain,” “should” or “will” or the negative of these terms or other comparable terminology. Such statements and all phases of the Company’s operations are subject to known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievements and those of our industry to differ materially from those expressed or implied by these forward-looking statements including the risks and uncertainties identified in our most recent Quarterly Report on Form 10-Q and our other public filings made with the Securities and Exchange Commission (File No. 0-32113). Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business or operating results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not intend, and undertakes no obligation, to update the forward-looking statements in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless required by law to do so.

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